Diversified Corporate Resources Announces Filing of 2004 Form 10-K and 1st Quarter 2005 Form 10-Q

DALLAS, June 30th /PRNewswire-FirstCall/ -- Diversified Corporate Resources, Inc. (OTC Pink Sheets: HIRD.PK) (the "Company") announced today that it has filed its 2004 Annual Report on Form 10-K and its 1st Quarter 2005 Form 10-Q. The Company is now current with its periodic reporting under the Securities Exchange Act of 1934 and is in the process of taking the appropriate actions necessary for its common stock to begin trading on the OTC Bulletin Board as soon as practicable.

Diversified Corporate Resources, Inc. is a national employment services and consulting firm, servicing Fortune 500 and larger regional companies with permanent recruiting and staff augmentation in the fields of Engineering, Information Technology, Healthcare, BioMed and Finance and Accounting. The Company currently operates a nationwide network of eight regional offices.

Statements in this Press Release that are not historical facts, including, but not limited to, projections or expectations of future financial or economic performance of the Company, and statements of our plans and objectives for future operations are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and involve a number of risks and uncertainties. No assurance can be given that actual results or events will not differ materially from those projected, estimated, assumed or anticipated in any such "forward-looking" statements. Important factors (the "Cautionary Disclosures") that could result in such differences include: general economic conditions in our markets, including inflation, recession, interest rates and other economic factors; the availability of qualified personnel; our ability to successfully integrate acquisitions or joint ventures with our operations (including the ability to successfully integrate businesses that may be diverse as to their type, geographic area or customer base); the level of competition experienced by us; our ability to implement our business strategies and to manage our growth; the level of development revenues and expenses; the level of litigation expenses, and other factors that affect businesses generally. Subsequent written and oral "forward-looking" statements attributable to us, or persons acting on our behalf, are expressly qualified by the Cautionary Disclosures.

CONTACT: PR Financial Marketing LLC, Houston

Jim Blackman, 713-256-0369

jimblackman@prfinancialmarketing.com

SOURCE: Diversified Corporate Resources